EXHIBIT 10.11

ASSET PURCHASE AGREEMENT

by and between

VILLAGE BROADCASTING CORP.

and

THOMAS WERNER

FOR THE SALE AND PURCHASE OF

BROADCAST EQUIPMENT

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (“Agreement”), made and entered into as of this 12th day of November, 2007, by and between VILLAGE BROADCASTING COMPANY, a corporation organized under the laws of the State of California (“Seller”), and THOMAS WERNER, a resident of the State of California (“Buyer”).

W I T N E S S E T H:

WHEREAS, Seller holds certain equipment for the operation of a low-power television station; and

WHEREAS, Seller desires to sell and/or assign, and Buyer desires to purchase and/or assume certain of the assets, property and business used in the operation of the Station; and

NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

SECTION 1
ASSETS TO BE SOLD

1.1           On the Closing Date, Seller shall sell, assign, transfer, convey, set over, and deliver to Buyer, and Buyer shall purchase and/or accept assignment of the following (hereinafter collectively the “Equipment”) free and clear of any security interests, claims, encumbrances, liens or liabilities:

1.1.4  Equipment.  All of the equipment used and useful in the operation of the Station.

SECTION 2
PURCHASE PRICE

2.1           Purchase Price.  In consideration of Seller’s performance of this Agreement, the Equipment shall be Eleven Thousand Five Hundred Dollars (US$11,500.00). Payment shall be made as follows:  $5,000 paid upon execution of this Agreement, and the remainder at closing, on or before November 30, 2007.

SECTION 3
ASSUMPTIONS

3.1           Liabilities.  The Equipment shall be sold and conveyed to Buyer free and clear of all liabilities (absolute or contingent), obligations, liens (including tax, mechanics’ and materialmen’s liens), pledges, conditional sales agreements, charges, mortgages, security interests, encumbrances and restrictions of any type or amount created or suffered by Seller prior to the Closing Date, whether existing now or in the future.

3.2           Buyer’s Assumed Obligations.  Except as specifically assumed by Buyer in this Agreement, Buyer is not agreeing to, and shall not, assume any liability, obligation, undertaking, expense or agreement of Seller of any kind, absolute or contingent, known or unknown, and the execution and performance of this Agreement shall not render Buyer liable for any such liability, obligation, undertaking, expense or agreement.  With respect to any of Seller’s obligations,   following Closing, Buyer only shall be obligated and discharge unperformed duties of the Seller to the extent they specifically are assumed by Buyer, and even then, only to the extent such duties or obligations first accrue after the Closing Date.

3.3           Seller’s Liability.  Seller shall remain liable for, and covenants to pay, satisfy, or discharge when due, all Excluded Obligations and all liabilities, payments, obligations, and duties under the Agreements or other instruments transferred or assigned to Buyer hereunder, accruing prior to or by reason of events occurring prior to the Closing.

SECTION  4
REPRESENTATIONS WARRANTIES AND COVENANTS OF SELLER

4.1           Seller’s Best Knowledge.  "To the best of Seller's knowledge" shall mean the actual knowledge of Seller after (i) due inquiry of all managers, department heads or other similar employee or agent of Seller and all attorneys and accountants employed by Seller having responsibility for or holding a position that reasonably could be expected to involve substantial knowledge about the subject matter to which such Seller's Best Knowledge relates; and (ii) due examination of any documents, correspondence or other items contained in the files of Seller or the Station pertaining to such subject matter.

4.2           Standing.

4.2.1    Seller is now and on the Closing Date each will be a corporation validly existing and in good standing under the laws of the State of California.

4.2.2    Seller has the full power and authority to enter into this Agreement and to execute all of Seller's Closing Documents that require Seller's signature. The execution, delivery and performance of this Agreement (as of the date of execution of this Agreement and on the Closing Date) and the Seller's Closing Documents (on the Closing Date) are or will be authorized by all necessary actions of the Seller.

4.3           Binding Effect of Agreement.  The execution, delivery and performance of this Agreement (as of the date of execution of this Agreement and on the Closing Date) and the Seller’s Closing Documents (on the Closing Date) are or will be authorized by all necessary actions of Seller.  This Agreement constitutes a valid and binding obligation of Seller enforceable against Seller in accordance with the terms of this Agreement.  Upon execution, the Seller’s Closing Documents will constitute valid and binding obligations of Seller enforceable against Seller in accordance with their terms except as may be limited by laws affecting the enforcement of creditor’s rights or equitable principles generally.  The execution, delivery, and performance of this Agreement or any of the Closing Documents do not violate Seller’s Articles of Incorporation or By-Laws, or any provisions of any contract provision or other commitment to which Seller or the Station is a party or under which it or its property is bound, or any judgment or order of which Seller has received notice, and will not result in the creation or imposition of any lien, charge, security interest, or encumbrance of any nature whatsoever upon any of the Equipment.

4.4             Real and Tangible Personal Property.

4.4.1    Equipment.  At Closing, the Equipment shall be transferred "as is, where is."  Seller shall, at Closing, give good, clear, marketable, and indefeasible title to all of the Equipment being transferred hereunder free and clear of all liens, charges, encumbrances, restrictions, debts, demands, or claims of any kind or nature whatsoever, “as is, where is,” with no warranties as to condition or operability.

4.5           Litigation.

4.5.1    Litigation; Compliance With Law.  To the best of Seller’s Knowledge, the Station is in compliance in all material respects with all applicable federal, state and local laws, ordinances and regulations, including compliance with the Communications Act and all rules and regulations issued thereunder.  Except for proceedings affecting segments of the broadcasting industry in general, there is no complaint, claim, litigation, investigation, or judicial, administrative, or other proceeding of any nature, including, without limitation, a grievance, arbitration, or insolvency or bankruptcy proceeding, pending or, to the best of Seller’s knowledge threatened against the Station, Seller, or any of the Equipment being sold or transferred to Buyer, which may (a) adversely affect the Equipment to be assigned hereunder, (b) restrain or enjoin the Closing or the consummation of the transactions contemplated hereby.  Seller will give Buyer prompt notice of its discovery of any such basis or the institution or the threat of any such litigation, investigation, or proceeding.  In addition, to Seller’s knoweldge, no such litigation, investigation, or proceeding has been threatened which would result in a material adverse effect upon the Station.  Seller is not in default in respect to any judgment, order, writ, injunction, decree, rule, or regulation of any applicable court or governmental body, which default could have a materially adverse effect on the Equipment.

4.5.2    No Liabilities Attaching to Buyer.  Except as expressly provided in this Agreement, there are no liabilities of any kind or nature whatsoever of Seller that attach or will, after the consummation of the transaction contemplated hereby, attach to Buyer.

4.6           No Untrue Statements or Omission.  No representation or warranty made by Seller in this Agreement or any Schedule, exhibit, statement, certificate, or other document heretofore or hereafter furnished by Seller, or on its behalf, to Buyer and pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any knowingly untrue statement or knowingly omits to state a material fact necessary to make the statements contained therein not misleading.  All representations and warranties of Seller set forth in this Agreement shall be true, complete and accurate in all material respects as of the Closing Date as if made on that date.

SECTION 5
WARRANTIES, REPRESENTATIONS AND COVENANTS OF BUYER

Buyer covenants, represents, and warrants as follows:

5.1           Organization.  Buyer is a resident of the State of California..

5.2           Authorization and Binding Obligation.  Buyer has all necessary power and authority to enter into this Agreement and to fulfill all of Buyer’s Closing Obligations.  The execution, delivery and performance of this Agreement (as of the date of execution of this Agreement and on the Closing Date) and all of the Buyer’s Closing Obligations (on the Closing Date) are or will be authorized by all necessary actions of Buyer.  This Agreement constitutes a valid and binding obligation of Buyer enforceable against Buyer in accordance with the terms of this Agreement.  Upon execution, the execution by Buyer of the documents necessary for consummation of this transaction will constitute valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms.

5.3           No Contravention.   The execution, delivery, and performance of this Agreement or any of the Closing Documents do not violate any commitment to which Buyer is a party or under which it or its property is bound, or any judgment or order except as contemplated herein.

5.4           Litigation.  Except for administrative rule making or other proceedings of general applicability to the broadcast industry, there is no litigation, proceeding, judgment, claim, action, investigation or complaint threatened against or affecting it which would affect Buyer’s authority or ability to carry out this Agreement.

5.5           No Untrue Statements or Omission.  No representation or warranty made by Buyer in this Agreement or any Schedule, exhibit, statement, certificate, or other document heretofore or hereafter furnished to Seller and pursuant to this Agreement or in connection with the transaction contemplated hereby contains or will contain any knowingly untrue statement or knowingly omits to state a material fact necessary to make the statement contained therein not misleading.  All representations and warranties of Buyer set forth in this Agreement shall be true, complete and accurate in all material respects as of the Closing Date as if made on that date.

SECTION 6
CONDITIONS FOR CLOSING

6.1           Closing.  The Closing of the transactions contemplated by this Agreement (the “Closing”) shall take place on or before November 25, 2007.

6.2           Conditions Precedent to Obligations of Buyer.  The obligations of the Buyer under this Agreement are subject to the satisfaction of each of the following express conditions precedent (provided that Buyer may, at its election, waive any of such conditions on the Closing Date, notwithstanding that such condition is not fulfilled) on the Closing Date:

6.2.1    Seller shall have delivered to Buyer the Seller’s Closing Documents as described in Section 7.1 below.

6.2.2    Each of the Seller’s representations and warranties contained in this Agreement or in any Schedule, certificate, or document delivered pursuant to the provisions hereof, or in connection with the transactions contemplated hereby, shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as if each such representation or warranty were made at and as of such time, except in respect of such changes as are contemplated or permitted by this Agreement.

6.2.3    Seller shall have performed and complied in all material respects with all covenants, agreements and obligations required by this Agreement to be performed or complied with by it prior to the Closing Date and shall be in full compliance therewith on the Closing Date.

6.2.4    Seller shall have taken all internal and other actions necessary to consummate this transaction.

6.3           Conditions Precedent to Obligations of Seller.  The performance of the obligations of the Seller under this Agreement is subject to the satisfaction of each of the following express conditions precedent, provided that Seller may, at its election, waive any of such conditions at the Closing, notwithstanding that such condition is not fulfilled on the Closing Date:

6.3.1    Each of Buyer’s representations and warranties contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof, or in connection with the transactions contemplated hereby, shall be true in all material respects at and as of the Closing Date, as though each such representation or warranty was made at and as of such time, except in respect of such changes as are contemplated or permitted by this Agreement.

6.3.2    Buyer shall have performed all of the obligations set forth in Section 2 of this Agreement with respect to the payment of the Purchase Price, together with all other covenants, agreements and obligations required by this Agreement to be performed or complied with by it prior to the Closing Date and shall be in full compliance therewith on the Closing Date.

6.3.3    Buyer shall have agreed in form reasonably acceptable to Seller to assume all obligations under the Agreements to be assigned to Buyer arising on or after the Closing.

6.4           Failure of Conditions Precedent to Obligations of Buyer.  In case of the failure of any of the conditions precedent described in Section 6.2 hereof, and if Seller, after application of the provisions of Section 10.3 hereof, has failed to cure same, Buyer shall have the right to terminate this Agreement without liability. In addition, if the failure of such condition precedent constitutes a material default by Seller, Buyer shall have the right, at its option, to exercise any or all of its rights or remedies for default provided in Section 10 hereof.  Buyer shall not be deemed to have waived any failure by Seller to fulfill any of the conditions precedent described in Section 6.2 if Buyer does not have actual knowledge of such failure at the time of the Closing.

6.5           Failure of Conditions Precedent to Obligations of Seller.  In case of the failure of any of the conditions precedent described in Section 6.3 hereof, and if Buyer, after application of the provisions of Section 10.3 hereof, has failed to cure the same, Seller shall have the right to terminate this Agreement without liability.  In addition, if the failure of such condition precedent results from a material default by Buyer, Seller shall have the right, at its option, to exercise any or all of its rights or remedies for default provided in Section 10 hereof.  Seller shall not be deemed to have waived any failure by Buyer to fulfill any of the conditions precedent described in Section 6.3 if Seller does not have actual knowledge of such failure at the time of the Closing.

SECTION 7
OBLIGATIONS AT CLOSING

7.1           Closing Documents to be Delivered by Seller.    At the Closing for the Station, Seller shall deliver to Buyer the following (“Seller’s Closing Documents”):

7.1.1    An executed Bill of Sale for the Equipment.

7.1.2    A certificate executed by an officer of Seller stating that (a) all of the representations and warranties of Seller set forth in this Agreement are in all material respects true, correct, and accurate as of the Closing Date, and (b) all covenants set forth in this Agreement to be performed by Seller on or prior to the Closing Date have been performed in all material respects.

7.2           Closing Documents to be Delivered by Buyer.  At the Closing Buyer shall deliver to Seller the following (“Buyer’s Closing Obligations”):

7.2.1    A certificate executed by Buyer stating that: (a) all of the representations and warranties of Buyer set forth in this Agreement are in all material respects true, correct, and accurate as of the Closing Date, and (b) all covenants set forth in this Agreement to be performed by Buyer on or prior to the Closing Date have been performed in all material respects.

SECTION 8
BROKERAGE

Seller and Buyer each represent and warrant to the other that it knows of no broker, finder, or intermediary who has been involved in the transactions provided for in this Agreement or who might be entitled to a fee or commission upon the consummation of such transactions.  Buyer and Seller hereby agree to indemnify each other from and against any claim of any such obligation or liability by any person, and any expense incurred in defending against any such claim, including reasonable attorneys’ fees, that shall have resulted from any conduct, activity, or action taken, or allegedly taken, by the indemnifying party.

SECTION 9
FEES AND EXPENSES

Each party shall pay its own attorneys’ fees and expenses which it initiates, creates, or incurs in connection with the negotiation, preparation and execution of this Agreement.

SECTION 10
DEFAULT AND TERMINATION

10.1           Termination.  This Agreement may be terminated prior to the Closing by either Buyer or Seller as the case may be, if the party seeking to terminate is not in material default or breach of this Agreement, upon written notice to the other upon the occurrence of any of the following:

(a)   if the other is in material breach or default of its respective covenants, agreements, or other obligations herein, or if any of its representations herein are not true and accurate in all material respects when made or when otherwise required by this Agreement to be true and accurate, and such breach is not timely cured as provided in Section 10.3, below;

(b)  on the Closing Date, Seller or Buyer, as the case may be, have failed to\
comply with its obligations under Section 6.2 or 6.3 of this Agreement, and does not cure such failure within the period provided in Section 10.3.

10.2           This Agreement may be terminated by Seller in the event payment is not made as required under Section 2.1 of this Agreement.

10.3           A party shall be in “default” under this Agreement if it makes any material misrepresentation to the other party in connection with this Agreement, or materially breaches or fails to perform any of its representations, warranties, or covenants contained in this Agreement.  Non-material breaches or failures shall not be grounds for declaring a party to be in default, postponing the Closing, or terminating this Agreement. If either party believes the other to be in default hereunder, the former party shall provide the other with written notice specifying in reasonable detail the nature of such default.  If the default is not curable or has not been cured within fifteen (15) calendar days after delivery of that notice (or such additional reasonable time as the circumstances may warrant provided the party in default undertakes diligent, good faith efforts to cure the default within such fifteen (15) calendar day period and continues such efforts thereafter), then the party giving such notice may terminate this Agreement and/or exercise the remedies available to such party pursuant to this Agreement, subject to the right of the other party to contest such action through appropriate proceedings.  Notwithstanding the foregoing, in the event of monetary default, time shall be of the essence, no notice shall be required or cure period afforded, and this Agreement may be terminated immediately.

SECTION 11
SURVIVAL OF WARRANTIES

11.1           All representations and warranties made by the parties in this Agreement shall be deemed made for the purpose of inducing the other to enter into this Agreement, and shall survive the Closing and remain operative and in full force and effect, for a period of one year following the Closing.

11.2           Neither the acceptance nor the delivery of property hereunder shall constitute a waiver of any covenant, representation, warranty, agreement, obligation, undertaking, or indemnification of Seller or Buyer contained in this Agreement, all of which shall, unless otherwise specifically provided, survive the Closing hereunder in accordance with the terms of this Agreement and shall be binding upon and inure to the benefit of all of the parties hereto, their heirs, legal representatives, successors and assigns.

SECTION 12
NOTICES

12.1           All notices, requests, demands, waivers, consents and other communications required or permitted hereunder shall be in writing and be deemed to have been duly given when delivered in person (against receipt) to the party to be notified at the address set out below or sent by registered or certified mail, or by express mail or courier, postage prepaid, return receipt requested, addressed to the party to be notified, as follows:

If to Seller:
Village Broadcasting Corp.
914 Westwood Blvd.
Suite 809
Los Angeles, CA  90024

If to Buyer:
Tom Werner
4725 Falconhurst Terrace
San Diego, CA  92154

Either party may change its address for notices by written notice to the other given pursuant to this Section.  Any notice purportedly given by a means other than as provided in this Section shall be invalid and shall have no force or effect.

SECTION 13
MISCELLANEOUS

13.1           Headings.  The headings of the Sections of this Agreement are for convenience of reference only, and do not form a part thereof, and do not in any way modify, interpret or construe the meaning of the sections themselves or the intentions of the parties.

13.2           Entire Agreement.  This Agreement and any other agreements entered into contemporaneously herewith set forth the entire agreement of the parties and are intended to supersede all prior negotiations, understandings, and agreements and cannot be altered, amended, changed or modified in any respect or particular unless each such alteration, amendment, change or modification shall have been agreed to by each of the parties hereto and reduced to writing in its entirety and signed and delivered by each party.  No provision, condition or covenant of this Agreement shall be waived by either party hereto except by a written instrument delivered to the other party and signed by the party consenting to and to be charged with such waiver.

13.3           Counterparts.  This Agreement may be executed in one or more counterparts, all of which together shall comprise one and the same instrument.

13.4           Legal Actions.  If either Seller or Buyer initiates any legal action or lawsuit against the other involving this Agreement, the prevailing party in such action or suit shall be entitled to receive reimbursement from the other party for all reasonable attorneys’ fees and other costs and expenses incurred by the prevailing party in respect of that litigation, including any appeal, and such reimbursement may be included in the judgment or final order issued in such proceeding.  Any award of damages following judicial remedy or arbitration as a result of the breach of this Agreement or any of its provisions shall include an award of prejudgment interest from the date of the breach at the maximum rate of interest allowed by law.

13.4           Governing Law.  The parties agree that this Agreement and the transaction herein contemplated shall be interpreted, construed, and enforced under and according to the laws of the State of California.

13.5           Counsel.  Each party has been represented by its own counsel in connection with the negotiation and preparation of this Agreement and, consequently, each party hereby waives the application of any rule of law to the effect that any provision of this Agreement shall be interpreted or construed against the party whose counsel drafted that provision.

13.6           Time is of the Essence.  Time shall be of the essence in this Agreement and the performance of each and every provision hereof.

13.7           Severability.  If any term or provision of this Agreement or its application shall, to any extent, is declared to be invalid or unenforceable, the remaining terms and provisions shall not be affected and shall remain in full force and effect and to such extent are severable; provided, however, that nothing in this provision shall impair a party’s rights pursuant to Sections 10 or 13 hereof.

13.8    Choice of Forum.   The parties agree that that the only and exclusive forum for any action brought to resolve any dispute arising out of this Agreement shall be the federal or state courts having jurisdiction over Los Angeles, California.  No party shall oppose or assert a defense against such litigation in said courts on the grounds that the court lacks personal jurisdiction.

13.9    Cancellation.    Buyer and Seller agree that this Asset Purchase Agreement dated November 12, 2007 superceeds any previous contract with these parties.

14.0    Confidentiality.   Buyer and Seller, and their respective employees,agents and representatives, shall each keep confidential all information obtained with respect to the other in connection with the negotiation and performance of this Agreement, except where such information is known or available through other lawful sources or where its disclosure is required in accordance with applicable law.  If the transactions contemplated hereby are not consummated for any reason. Buyer and Seller, and their respective employees, agents and representatives, shall return to the other, without retaining a copy thereof, any written information, including all financial information, obtained from the other in connection with this Agreement and the transactions contemplated hereby, and shall forever preserve the confidentiality of such information.  The parties recognize that a breach of this covenant of confidentiality may cause substantial, irremediable harm to the other’s business and therefore agree that injunctive relief would be appropriate to enforce any breach of this covenant.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed and executed by their proper individuals or officers thereunto duly authorized as of the day and year first above written.

SELLER:

VILLAGE BROADCASTING CORP.

By:	/s/ Arthur Lyons
Arthur Lyons
President

BUYER:

THOMAS WERNER

By:	/s/ Thomas Werner
Thomas Werner